Exhibit 10.2

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is made as of this          day of April, 2006 between The Colonial BancGroup, Inc., a Delaware corporation (the “Corporation”), and                                          (“Director”).

WITNESSETH THAT:

WHEREAS, Director is a member of, or is willing to become a member of, the Board of Directors of the Corporation and in such capacity is, or will be, performing a valuable service for the Corporation; and

WHEREAS, Section 145 of the Delaware General Corporation Law (the “State Statute”) specifically provides that it is not exclusive, and thereby contemplates that contracts may be entered into between the Corporation and the members of its Board of Directors with respect to indemnification of such directors; and

WHEREAS, in accordance with the authorization provided by the State Statute, the Corporation has purchased and presently maintains a policy or policies of directors and officers liability insurance (“D&O Insurance”), covering certain liabilities which may be incurred by its directors and officers in the performance of their services for the Corporation; and

WHEREAS, in order to resolve questions regarding the adequacy and reliability of the protection afforded to directors by the Corporation and thereby induce Director to serve or to continue to serve as a member of the Board of Directors of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Director;

NOW, THEREFORE, in consideration of Director’s continued service as a Director after the date hereof, the parties hereto agree as follows:

1. Indemnity of Director. In addition to the indemnity provided in Section 3 hereof, the Corporation hereby agrees to hold harmless and indemnify Director to the fullest extent authorized or permitted by the provisions of the State Statute, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification which is adopted after the date hereof, provided that no such indemnification is required to the extent that D&O Insurance is available to provide in full the indemnification to which Director would otherwise be entitled pursuant to this Section 1.

2. Maintenance of Insurance and Self-Insurance. (a) The Corporation represents that it presently has in force and effect policies of D&O Insurance with insurance companies. Subject only to the provisions of Section 2(b) hereof, the Corporation hereby agrees that, so long as Director shall continue to serve as a director of the Corporation and thereafter so long as a Director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Director was a director of the Corporation, the Corporation will purchase and maintain in effect for the benefit of Director one or more valid, binding and enforceable policy or policies of D&O Insurance.

(b) The Corporation shall not be required to maintain said policies of D&O Insurance in effect if said insurance is not reasonably available or if, in the reasonable business judgment of the directors of the Corporation then in office, either (i) the premium cost for such insurance is substantially disproportionate to the amount of coverage or (ii) the coverage provided by such insurance is so limited by exclusions or otherwise that there is insufficient benefit from such insurance.

3. Additional Indemnity. (a) Subject only to the exclusions set forth in Section 4 and the limitations set forth in Section 6 hereof, the Corporation hereby further agrees to hold harmless and indemnify Director against any and all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by Director in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of or upon election by the Corporation) to which Director is, was, or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Director is, was, or at any time becomes a director, officer, employee or agent of the Corporation, or is or was serving or at any time serves at the request of or upon election by the Corporation as a director, officer, employee or agent of another corporation, partnership, employee benefit plan, joint venture, trust or other enterprise.

(b) For purposes of this Agreement, “expenses” means all costs, charges and expenses incurred in connection with any threatened, pending, or completed proceeding, action or suit, whether civil or criminal, administrative or investigative (including an action by or in the right of or upon election by the Corporation), including, without limitation, attorneys’ fees, disbursements and retainers, accounting and witness fees, travel and deposition costs, expenses of investigation, judicial or administrative proceedings or appeals, and any expenses of establishing a right to indemnification pursuant to this Agreement or otherwise, including reasonable compensation for time spent by the Director in connection with the investigation, defense or appeal of any proceeding or action for indemnification for which he is not otherwise compensated by the Corporation or any third party; provided, however, that the term “expenses” includes only those costs, charges and expenses incurred with the Corporation’s consent, which consent shall not be unreasonably withheld; and provided further, that the term “expenses” does not include the amount of damages, judgments, amounts paid in settlement, fines, penalties or excise taxes under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), actually levied against the Director or paid by or on behalf of the Director.

4. Exclusions on Additional Indemnity. No indemnity pursuant to Section 3 hereof shall be paid by the Corporation:

(a) except to the extent the aggregate of losses to be indemnified thereunder exceeds the amount of such losses for which Director is indemnified either pursuant to Section 1 hereof or pursuant to any D&O Insurance purchased and maintained by the Corporation;

(b) on account of Director’s conduct which is finally adjudged as resulting in an unlawful personal benefit;

(c) on account of any suit in which judgment is rendered against Director for an accounting of profits made or otherwise in connection with the purchase or sale by Director of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

(d) on account of Director’s conduct which is finally adjudged as constituting active or deliberate dishonesty or willful fraud or illegality;

(d) on account of any action initiated or brought voluntarily by the Director and not by way of defense, except with respect to actions brought pursuant to Section 10(b) hereof;

(f) if a final decision by a Court having jurisdiction in the matter shall determine that such indemnification is not lawful.

5. Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue during the period Director is a director, officer, employee or agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Director shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Director was a director of the Corporation or serving in any other capacity referred to herein.

6. Notification and Defense of Claim. Promptly after receipt by Director of notice of the commencement of any action, suit or proceeding, Director will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve the Corporation from any liability which it may have to Director otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Director notifies the Corporation of the commencement thereof:

(a) the Corporation will be entitled to participate therein at its own expenses;

(b) except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to the Corporation. After written notice from the Corporation to Director of its election so to assume the defense thereof, the Corporation will not be liable to Director under this Agreement for any legal or other expenses subsequently incurred by Director in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Director shall have the right to employ his counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Director unless (i) the employment of counsel by Director has been authorized in writing by the Corporation, (ii) Director shall have reasonably concluded that there may be a conflict of interest between the Corporation and Director in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the expenses of counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Director shall have made the conclusion provided for in (ii) above; and

(c) the Corporation shall not be liable to indemnify Director under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on Director without Director’s written consent. Neither the Corporation nor Director will unreasonably withhold its consent to any proposed settlement.

7. Repayment of Expenses; Advances. (a) Director agrees that Director will reimburse the Corporation for all reasonable expenses paid by the Corporation in defending any civil or criminal action, suit or proceeding against Director in the event and only to the extent that it shall be ultimately determined that Director is not entitled to be indemnified by the Corporation for such expenses under the provisions of the State Statute, this Agreement or otherwise.

(b) Expenses incurred by Director in any action, suit or proceeding to which the Director is entitled to be indemnified hereunder shall be paid promptly by the Corporation in advance of the final disposition of such proceeding at the written request of the Director to the fullest extent permitted by Delaware law; provided that the Director shall undertake in writing to repay such amount to the extent that it is ultimately determined that the Director is not entitled to indemnification by the Corporation.

8. Partial Indemnification. If the Director is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the expenses, damages, judgments, amounts paid in settlement, fines, penalties or ERISA excise taxes actually and reasonably incurred by Director in the investigation, defense, appeal or settlement of any action, suit or proceeding but, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Director for the portion of such expenses, damages, judgments, amounts paid in settlement, fines, penalties or ERISA excise taxes to which the Director is entitled.

9. Burden of Proof; Standards of Conduct. In connection with any determination as to whether a Director is entitled to be indemnified under Section 1 hereof, the burden of proof shall be on the Corporation to establish that Director is not so entitled. The Director shall be conclusively presumed to have met the relevant standards of conduct required by Delaware law for such indemnification, unless a determination is made that the Director has not met such standards (i) by the Board of Directors of the Corporation by a majority vote of the directors who were not parties to the proceeding for which the Director is to be indemnified, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, in a written opinion of independent legal counsel, the selection of whom has been approved by the Director in writing, or (iv) by the stockholders of the Corporation by majority vote. The failure of the directors or stockholders of the Corporation or independent legal counsel to have made a determination that indemnification or advancement of expenses under the State Statute is proper in the circumstances because the Director has met the applicable standard of conduct shall not be a defense to the action or create a presumption that the Director has not met the applicable standard of conduct. If a determination is made that the Director is not entitled to indemnification under the State Statute, any judicial proceeding commenced by the Director to enforce this Agreement shall be conducted in all respects as a de novo trial on the merits, and the Director shall not be prejudiced by reason of that adverse determination.

10. Enforcement. (a) The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Corporation hereby in order to induce Director to become or to continue as a director of the Corporation, and acknowledges that Director is relying upon this Agreement.

(b) If a claim under this Agreement is not paid by or on behalf of the Corporation within 30 days after receipt of written notice thereof, Director may at any time thereafter bring suit in any court of competent jurisdiction against the Corporation to enforce the right to indemnification provided by this Agreement. In the event Director is required to bring any action to enforce rights or to collect moneys due under this Agreement, the Certificate of Incorporation, the State Statute or otherwise, regardless of whether the Director is successful in such action, the Corporation shall reimburse Director for all of Director’s reasonable fees and expenses in bringing and pursuing such action, unless a court of competent jurisdiction determines that each of the material claims made by the Director in such action was not made in good faith and was frivolous.

11. Indemnification Hereunder Not Exclusive. The indemnification and advancement of expenses provided by this Agreement shall not be deemed to limit or preclude any other rights to which the Director may be entitled under the Certificate of Incorporation, the Bylaws, any agreement, any vote of stockholders or disinterested directors, the State Statute, or otherwise, both as to action in Director’s official capacity and as to action in any other capacity on behalf of the Corporation while holding such office.

12. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

13. Governing Law; Binding Effect; Amendment and Termination. (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

(b) This Agreement shall be binding upon and shall inure to the benefit of (i) the Director and Director’s heirs, personal representatives, executors, administrators and assigns and (ii) the Corporation and its successors and assigns, including any transferee or all or substantially all of the Corporation by merger or by operation of law.

(c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto. The indemnification afforded to Director hereby is a contract right and may not be diminished, eliminated or otherwise affected with amendments to the Corporation’s Certificate of Incorporation, Bylaws or agreements, including any directors and officers liability insurance policies, whether the alleged actions or conduct giving rise to the indemnification hereunder arose before or after any such amendment. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof, whether or not similar, nor shall any waiver constitute a continuing waiver.

14. Notice. All notices and communications pursuant to this Agreement shall be in writing and shall be deemed duly given on the date of delivery if personally delivered or on the date or receipt or refusal indicated on the return receipt if sent by first class mail, postage prepaid, registered or certified, return receipt requested to the following addresses, unless notice of a change of address is duly given by one party to the other, in which case notices shall be sent to such changed address:

If to the Corporation:

The Colonial BancGroup, Inc.
Post Office Box 1108
Montgomery, Alabama 36101

Attention: Secretary
If to Director:

15. Subrogation. In the event of any payment under this Agreement to or on behalf of Director, the Corporation shall be subrogated to the extent of such payment to all of the rights or recovery of Director against any person, firm, corporation or other entity (other than the Corporation) and Director shall execute all papers requested by the Corporation and shall do any and all things that may be necessary or desirable to secure such rights for the Corporation, including the execution of such documents necessary or desirable to enable the Corporation to effectively bring suit to enforce such rights.

16. Headings. The headings used herein are for convenience only and shall not be used in construing or interpreting any provision of this Agreement.

17. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party and delivered to the other.

18. Subject Matter and Parties. This Agreement supercedes any prior agreements between the parties relating to the same subject matter. The intended purpose of this Agreement is to provide for indemnification and advancement of expenses, and this Agreement is not intended to affect any other aspect of any relationship between Director and the Corporation and is not intended to and shall not create any rights in any person as a third party beneficiary hereunder.

[Signatures appear on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the date and year first above written.

THE COLONIAL BANCGROUP, INC.

By:
Robert E. Lowder
Chairman of the Board of Directors, Chief Executive Officer and President

Director

8